Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-144898, 333-133604, 333-116402, 333-72724, 333-40520, 333-79335, 333-79345) of Goldleaf Financial Solutions, Inc. of our report dated September 7, 2007 relating to the financial statements of Alogent Corporation, which appears in the Current Report on Form
8-K/A of Goldleaf Financial Solutions, Inc. dated April 1, 2008.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
April 1, 2008